UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2019

VERACYTE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36156	20-5455398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 300, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 243-6300
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $0.001 per share	VCYT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On June 24, 2019, Veracyte, Inc. (the “Company”) appointed Keith Kennedy, age 49, the Company’s current Chief Financial Officer (and Principal Financial Officer), to also serve as the Company’s Chief Operating Officer, effective July 1, 2019. Christopher Hall, the Company’s current Chief Operating Officer, notified the Company of his intent to retire from such role on February 25, 2019, effective July 1, 2019.

On June 24, 2019, the Company also appointed Mark Ho, age 46, the Company’s current Vice President, Controller, to serve as the Company’s Principal Accounting Officer, effective July 1, 2019. Keith Kennedy, the Company’s current Principal Accounting Officer, will cease to hold such position effective July 1, 2019.

Mr. Kennedy has served as the Company’s Chief Financial Officer since December 2016 and Secretary since November 2017.  Prior to joining the Company, Mr. Kennedy provided strategic counsel and consulting services from his consulting practice from September 2015 to November 2016, including advisory services to Pennant Park Investment Advisors.  Mr. Kennedy served as President, Chief Executive Officer and Director of MCG Capital Corporation, a publicly traded business development company, from April 2014 until its merger with Pennant Park Floating Rate Capital Ltd in August 2015.  Mr. Kennedy joined MCG Capital Corporation in February 2012 as an Executive Vice President and Managing Director, served as its Chief Financial Officer and Treasurer from May 2012 to March 2014, and its President from March to April 2014.  Prior to MCG, Mr. Kennedy served as a Managing Director at GE Capital, a Manager of Transaction Services at Ernst & Young LLP and as an Officer in the U.S. Air Force.  Mr. Kennedy holds a B.S. in Accounting with high distinction from Indiana University and holds an M.B.A. from the College of William & Mary.  Mr. Kennedy is a Chartered Financial Analyst and Certified Public Accountant.

Mr. Ho has served as the Company’s Vice President, Controller since September 2015. Prior to joining the Company, Mr. Ho served as Vice President, Finance at Ooma, Inc., a telecommunications company, from April 2014 to September 2015, and as Vice President, Finance at CellScape Corporation, a molecular diagnostics company, from October 2012 to April 2014. Mr. Ho has also held senior accounting positions at several other medical device and biotechnology companies and began his career at Ernst & Young LLP, where he was most recently a senior audit manager. Mr. Ho holds a Bachelor of Accountancy degree from Nanyang Technological University, Singapore. Mr. Ho is a Certified Public Accountant.

There are no arrangements or understandings between either Mr. Kennedy or Mr. Ho and any other persons, pursuant to which either were appointed as Chief Operating Officer or Principal Accounting Officer, respectively, no family relationships among any of the Company’s other directors or executive officers and Mr. Kennedy or Mr. Ho, and neither Mr. Kennedy nor Mr. Ho has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Following his appointment as Chief Operating Officer, Mr. Kennedy will receive an annual base salary of $450,000. In addition, the compensation committee (the “Compensation Committee”) of the board of directors of the Company approved a grant of restricted stock units (“RSUs”) settleable for 16,000 shares of common stock to Mr. Kennedy, effective July 1, 2019. The RSUs will vest over four years, with one-fourth (1/4th) of the total shares underlying the RSUs vesting on July 1, 2020 and one-sixteenth (1/16th) of the total shares underlying the RSUs vesting on each subsequent quarterly vesting date, subject to Mr. Kennedy providing continued services to the Company through each vesting date. The RSUs will be subject to acceleration in accordance with terms of Mr. Kennedy’s Amended and Restated Change in Control and Severance Agreement previously filed by the Company as Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, as amended by the CoC Agreement Amendments described in Item 5.02(e) below.

Following his appointment as Principal Accounting Officer, Mr. Ho will receive an annual base salary of $300,000. Mr. Ho did not receive an additional equity grant in connection with this appointment as Principal Accounting Officer.

In addition to the compensation that Mr. Ho will receive in connection with his appointment as Principal Accounting Officer, the Company intends to enter into its standard form of indemnification agreement with Mr. Ho. A form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-191282), as filed with the Securities and Exchange Commission on October 7, 2013. Mr. Kennedy is currently party to such an indemnification agreement with the Company.

(e)

The attraction and retention of executive talent continues to be a focus for the Company. To ensure alignment with peer practices and offer competitive compensation programs, the Compensation Committee periodically reviews the Company’s executive and employee benefits. Consistent with data provided by Radford, an Aon Hewitt Company, the Compensation Committee’s independent compensation consultant, on June 24, 2019, the Compensation Committee approved amendments (the “CoC Agreement Amendments”) to the change of control and severance agreements (the “CoC Agreements”) of the Company’s named executive officers to modify the “Good Reason” definition in the CoC Agreements to read as follows:

Good Reason.  “Good Reason” will mean termination of employment within forty-five (45) days following the expiration of any cure period following the occurrence of one or more of the following, without the executive’s express written consent:

(i)a material reduction of the executive’s authorities, duties or responsibilities relative to the executive’s authorities, duties or responsibilities in effect immediately prior to such reduction;

(ii)a material reduction in the executive’s base salary and/or target bonus opportunity, other than a reduction applicable to similarly situated employees generally that does not adversely affect the executive to a greater extent than other similarly situated employees;

(iii)the relocation of the executive’s principal place of performing his or her duties as an employee of the Company by more than fifty (50) miles; or

(iv)a successor of the Company does not assume the CoC Agreement.

In order for an event to qualify as Good Reason, the executive must not terminate employment with the Company without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within ninety (90) days of the initial existence of the grounds for “Good Reason’ and a reasonable cure period of not less than thirty (30) days following the end of such notice.

For purposes of the “Good Reason” definition, the term “Company” will be interpreted to include any subsidiary, parent, affiliate or successor thereto, if applicable.

The CoC Agreement Amendments will be reflected in amended and restated change of control and severance agreements that the Company intends to enter into with its executive officers. The foregoing descriptions are qualified in their entirety by the full text of the updated CoC Agreements, which will be filed by the Registrant as exhibits to its Quarterly Report on Form 10-Q for the quarter ending June 30, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2019

VERACYTE, INC.

	By:	/s/ Keith Kennedy
	Name:	Keith Kennedy
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)